UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

Scientific Games Corporation

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 30, 2013, Scientific Games Corporation, a Delaware corporation (“Scientific Games”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMS Industries Inc., a Delaware corporation (“WMS”), Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Financing Sub”), and SG California Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Merger Sub”).  The board of directors of each of Scientific Games and WMS unanimously approved the Merger Agreement.

The Merger Agreement provides for the merger of Merger Sub with and into WMS (the “Merger”), with WMS surviving the Merger as a wholly owned subsidiary of Scientific Games.  In the Merger, each outstanding share of common stock, par value $0.50 per share, of WMS (“Share”), other than any dissenting Shares, restricted Shares, Shares held by Scientific Games or Merger Sub and WMS treasury shares, will be cancelled and converted into the right to receive $26.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time (as defined in the Merger Agreement), each outstanding WMS stock option granted prior to January 30, 2013 will be cancelled in exchange for the right of the holder to receive a lump sum cash payment equal to the number of Shares underlying the WMS stock option multiplied by the excess of the Merger Consideration over the exercise price, if any.  In addition, each outstanding award of WMS restricted Shares, restricted stock units or phantom units will be cancelled as of the Effective Time, in exchange for the right of the holder to receive a lump sum cash payment equal to the Merger Consideration multiplied by the number of Shares underlying each award, except for certain equity awards that are permitted to be granted by WMS following January 30, 2013 (including employee stock options), which will be converted into equivalent awards of Scientific Games using a customary exchange ratio of WMS’ stock price to Scientific Games’ stock price on the closing date.  As of the Effective Time, each outstanding award of WMS performance units will be cancelled in exchange for the right of the holder to receive a lump sum cash payment equal to the Merger Consideration multiplied by the number of Shares underlying the performance units at the applicable payout percentage, which will be 100% unless the relevant performance targets are met or exceeded as of the Effective Time, in which case the payout percentage will be determined based on actual performance.

The closing of the Merger is subject to customary closing conditions, including but not limited to (i) approval of the Merger by WMS stockholders, (ii) absence of any change, effect, development or circumstance since January 30, 2013 that, individually or in the aggregate, constitutes or is reasonably likely to constitute a Company Material Adverse Effect (as defined in the Merger Agreement), (iii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) receipt of specified licenses, permits, and other approvals relating to WMS’ gaming operations issued by certain governmental authorities.  The parties have agreed that receipt of gaming approvals from approximately 50 jurisdictions is a condition to closing of the Merger, provided that receipt of gaming approvals from approximately 30 of these jurisdictions will cease to be a condition to closing from and after October 31, 2012.  We believe that the approximately 50 jurisdictions include the material jurisdictions from which gaming approvals will be required prior to closing.  We believe that the approximately 20 jurisdictions with respect to which approvals are a condition to any closing include the material jurisdictions where we anticipate longer lead times for obtaining approvals.  Scientific Games is entitled to a 20 consecutive business day financing marketing period if all gaming approvals are received prior to October 31, 2013.  Closing is not subject to any financing condition or a vote of Scientific Games’ stockholders.

Under the Merger Agreement, WMS may not initiate, solicit or knowingly encourage competing proposals or participate in any discussions or negotiations regarding alternative business combination transactions.

The Merger Agreement contains certain termination rights for both Scientific Games and WMS and further provides that, in connection with termination of the Merger Agreement under specified circumstances, (i) Scientific Games may be required to pay to WMS a termination fee of $100,000,000 if all the conditions to closing have been met and the Merger is not consummated because of a breach by Scientific Games’ lenders of their obligations to finance the transaction, (ii) Scientific Games may be required to pay to WMS a termination fee of $80,000,000 if Scientific Games is unable to obtain the gaming approvals that are conditions to closing prior to the termination date, and (iii) WMS may be required to pay to Scientific Games a termination fee of $44,300,000 under specified circumstances, including, but not limited to, a change in the WMS board’s recommendation of the Merger or termination of the Merger Agreement by WMS to enter into a written definitive agreement for a “superior proposal” (as defined in the Merger Agreement).

The Merger Agreement contains customary representations, warranties and covenants by Scientific Games, Merger Sub, and WMS, including (i) covenants generally requiring WMS to operate its business in the ordinary course prior to the closing, (ii) covenants generally requiring the respective parties to use reasonable best efforts to cause the transaction to be consummated, and (iii) subject to certain exceptions, covenants requiring WMS to call and hold a special stockholders’ meeting and recommend adoption of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by this reference.

In connection with the Merger Agreement, Scientific Games and Financing Sub entered into a commitment letter, dated January 30, 2013 (the “Debt Commitment Letter”), with Bank of America, N.A. (“BOA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (“CSS”), UBS AG, Stamford Branch (“UBS”) and UBS Securities LLC (“UBSS”, and together with BOA, Merrill, CS, CSS and UBS, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide the financing necessary to fund the consideration to be paid pursuant to the terms of the Merger Agreement (the “Debt Commitment Financing”).

The Debt Commitment Financing is anticipated to consist of borrowings by Financing Sub under the following facilities:

•                                          a senior secured first-lien term loan facility in a total principal amount of $2,300 million; and

•                                          a senior secured first-lien revolving credit facility in a total principal amount of $300 million.

The funding of the Debt Commitment Financing is contingent on the satisfaction of certain conditions set forth in the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this report by this reference.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information with respect to Scientific Games, Financing Sub, Merger Sub or WMS.  There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Scientific Games’ public disclosures.  Investors should read the Merger Agreement and Debt Commitment Letter together with the other information concerning Scientific Games and WMS that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”).

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 30, 2013, entered into by and among Scientific Games, Financing Sub, Merger Sub and WMS.*

10.1	Commitment Letter, dated as of January 30, 2013, entered into by and among Scientific Games, Financing Sub and the Commitment Parties.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Scientific Games hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Forward-Looking Statements

The foregoing description of the Merger Agreement, the Debt Commitment Letter and the transactions contemplated thereby includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “potential,” “opportunity,” or similar terminology.  These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of future results or performance.  Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction are forward-looking statements.  It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the proposed transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Scientific Games or WMS stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to:  the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, the ability to secure regulatory approvals at all or in a timely manner; the ability of Scientific Games to successfully integrate WMS’ operations, product lines and technology; the ability of Scientific Games to implement its plans, forecasts and other expectations with respect to WMS’ business after the completion of the transaction and realize additional opportunities for growth and innovation; and the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Scientific Games’ and WMS’ filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements.  The forward-looking statements included herein are made only as of the date hereof.  Neither Scientific Games nor WMS undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Scientific Games Corporation

Date: February 5, 2013	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 30, 2013, entered into by and among Scientific Games, Financing Sub, Merger Sub and WMS.

10.1	Commitment Letter, dated as of January 30, 2013, entered into by and among Scientific Games, Financing Sub and the Commitment Parties.